DocuSign Envelope ID: A9A3F84B-17BF-4A34-BFCF-6423FA66C212

SCHEDULE B-1 TO ADVISORY AGREEMENT

FUNDS WITH NO PERFORMANCE FEE AND FEE RATES

Name of Fund	Fee Rate§	Last	Must Be
		Approved	Approved By

Money Market Fund	0.24%	December 9, 2022	December 31, 2023
Tax Exempt Money Market Fund	0.28%	December 9, 2022	December 31, 2023
Treasury Money Market Trust	0.125%	December 9, 2022	December 31, 2023
Global Managed Volatility Fund	0.60%	December 9, 2022	December 31, 2023
Nasdaq-100 Index Fund	0.20%	December 9, 2022	December 31, 2023
Extended Market Index Fund	0.10%	December 9, 2022	December 31, 2023
Cornerstone Moderately Conservative Fund	0.50%	December 9, 2022	December 31, 2023
Cornerstone Aggressive Fund	0.60%	December 9, 2022	December 31, 2023
Cornerstone Conservative Fund	0.00%	December 9, 2022	December 31, 2023
Cornerstone Equity Fund	0.00%	December 9, 2022	December 31, 2023
Cornerstone Moderate Fund	0.59%	December 9, 2022	December 31, 2023
Cornerstone Moderately Aggressive Fund	0.59%	December 9, 2022	December 31, 2023
500 Index Fund	0.10%	December 9, 2022	December 31, 2023
Target Managed Allocation Fund	0.50%	December 9, 2022	December 31, 2023
Target Retirement Income Fund	0.00%	December 9, 2022	December 31, 2023
Target Retirement 2030 Fund	0.00%	December 9, 2022	December 31, 2023
Target Retirement 2040 Fund	0.00%	December 9, 2022	December 31, 2023
Target Retirement 2050 Fund	0.00%	December 9, 2022	December 31, 2023
Target Retirement 2060 Fund	0.00%	December 9, 2022	December 31, 2023

Current as of December 9, 2022

§Expressed as a percentage of average net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

DocuSign Envelope ID: A9A3F84B-17BF-4A34-BFCF-6423FA66C212

USAA MUTUAL FUNDS TRUST

By:

Name: Chris Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael Policarpo

Title: President, Chief Financial Officer and Chief

Administrative Officer